State of Florida
                               [GRAPHIC OMITTED]
                              Department of State

I certify from the records of this office that KENWICK, INC., is a corporation organized under the laws of the State of Florida, filed on July 11, 1995, effective July 7, 1995.

The document number of this corporation is P95000053188.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1996, that its most recent annual report was filed on June 24, 1996, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

                                                Given under my hand and the
                                            Great Seal of the State of Florida,
                                           at Tallahassee, the Capitol, this the
                                              Thirteenth day of January, 1997

[SEAL OF THE STATE OF FLORIDA]
                                                   /s/ Sandra B. Mortham

                                                     Sandra B. Mortham
                                                     Secretary of State

                                State of Florida
                               [GRAPHIC OMITTED]
                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of KENWICK, INC., a corporation organized under the laws of the State of Florida, filed on July 11, 1995, effective July 7, 1995, as shown by the records of this office.

The document number of this corporation is P95000053188.

                                                Given under my hand and the
                                            Great Seal of the State of Florida,
                                           at Tallahassee, the Capitol, this the
                                              Thirteenth day of January, 1997

[SEAL OF THE STATE OF FLORIDA]
                                                   /s/ Sandra B. Mortham

                                                     Sandra B. Mortham
                                                     Secretary of State

                           ARTICLES OF INCORPORATION
                                       OF
                                 KENWICK, INC.

--------------------------------------------------------------------------------

                                ARTICLE I - NAME

      The name of the corporation is: KENWICK, INC.

                             ARTICLE II - DURATION

      This corporation shall be perpetual commencing the date of execution and acknowledgement of these Articles.

                             ARTICLE III - PURPOSE

      This corporation is organized for the purpose of transacting any or all lawful business, including but not limited to:

      a. Any and all lawful business.

      b. Pursue its purposes and business in any and all locations, foreign and domestic.

      c. Acquire, own, hold, develop, deal in and with, maintain and operate, unlimitedly, such real and personal property of every kind and description within and without the State of Florida.

      d. Buy and sell real and personal property of any nature whatsoever.

      e. Convey, sell, assign, transfer, lease, mortgage, pledge, exchange or otherwise deal with any property.

      f. Import and export wares, goods and merchandise of any nature whatsoever.

      g. Carry on all or any of the business of manufacturers, producers, fabricators, processors, distributors, purchasers and sellers of products and supplies of every kind, character and nature.

      h. Purchase, hold, sell, transfer or deal in any manner with or in stocks, bonds, obligations, securities or interests of its own or of any other person, firm or corporation.

      i. Pay cash or issue capital stock, debentures, bonds, mortgages, or other obligations of the corporation for any acquisition by the corporation and for any other lawful purpose.

      j. Engage in the acquisition, ownership, sale, distribution and licensing of patents, improvements and franchises, trademarks and trade names, and to operate thereunder.

This document prepared by:

HAROLD WEISSMAN, ESQUIRE
1776 North Pine Island Road, Suite 118
Plantation, Florida 33322 Tel: (305) 474-2001
Florida Bar No: 334154

                                State of Florida
                               [GRAPHIC OMITTED]
                              Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of KENWICK, INC., a corporation organized under the laws of the State of Florida, filed on July 11, 1995, effective July 7, 1995, as shown by the records of this office.

The document number of this corporation is P95000053188.

                                                Given under my hand and the
                                            Great Seal of the State of Florida,
                                           at Tallahassee, the Capitol, this the
                                              Thirteenth day of January, 1997

[SEAL OF THE STATE OF FLORIDA]
                                                   /s/ Sandra B. Mortham

                                                     Sandra B. Mortham
                                                     Secretary of State

                           ARTICLES OF INCORPORATION
                                       OF
                                 KENWICK, INC.

--------------------------------------------------------------------------------

                                ARTICLE I - NAME

      The name of the corporation is: KENWICK, INC.

                             ARTICLE II - DURATION

      This corporation shall be perpetual commencing the date of execution and acknowledgement of these Articles.

                             ARTICLE III - PURPOSE

      This corporation is organized for the purpose of transacting any or all lawful business, including but not limited to:

      a. Any and all lawful business.

      b. Pursue its purposes and business in any and all locations, foreign and domestic.

      c. Acquire, own, hold, develop, deal in and with, maintain and operate, unlimitedly, such real and personal property of every kind and description within and without the State of Florida.

      d. Buy and sell real and personal property of any nature whatsoever.

      e. Convey, sell, assign, transfer, lease, mortgage, pledge, exchange or otherwise deal with any property.

      f. Import and export wares, goods and merchandise of any nature whatsoever.

      g. Carry on all or any of the business of manufacturers, producers, fabricators, processors, distributors, purchasers and sellers of products and supplies of every kind, character and nature.

      h. Purchase, hold, sell, transfer or deal in any manner with or in stocks, bonds, obligations, securities or interests of its own or of any other person, firm or corporation.

      i. Pay cash or issue capital stock, debentures, bonds, mortgages, or other obligations of the corporation for any acquisition by the corporation and for any other lawful purpose.

      j. Engage in the acquisition, ownership, sale, distribution and licensing of patents, improvements and franchises, trademarks and trade names, and to operate thereunder.

This document prepared by:

HAROLD WEISSMAN, ESQUIRE
1776 North Pine Island Road, Suite 118
Plantation, Florida 33322 Tel: (305) 474-2001
Florida Bar No: 334154

      k. Enter into, make and perform contracts of every kind and description with any person, firm or association, corporation and body politic conducive to the attainment of any of the objects or purposes of the corporation.

      l. Enter into any and all types of agreements relating to financing, factoring and guarantees and to guarantee or secure, in any way, the debts or obligations of any other persons, firms and/or corporations.

      m. Guarantee performance by any other person and/or entity.

      In general, this corporation may, without restriction, perform any and all acts and functions permitted by law.

                           ARTICLE IV - CAPITAL STOCK

      This corporation is authorized to issue 500 shares of common stock at ONE DOLLAR ($1.00) par value common stock.

                    ARTICLE V - PRINCIPAL PLACE OF BUSINESS

      The principal place of business for KENWICK, INC. is 8781 Southwest 8th Street, Plantation, Florida 33324.

                ARTICLE VI - INITIAL REGISTERED OFFICE AND AGENT

      The name and street address of the registered agent of this corporation is:

                             HAROLD WEISSMAN, ESQUIRE
                             1776 Pine Island Road
                             Suite 118
                             Plantation, Florida 33322
                             Telephone: (305) 474-2001

                    ARTICLE VII - INITIAL BOARD OF DIRECTORS

      This corporation shall have one (1) director initially. The number of directors shall be increased from time to time by the by-laws but shall never be less than one (1). The name and address of the director of this corporation are:

NAME                                      ADDRESS
----                                      -------

Kenneth Wulwick                           8781 Southwest 8th Street
                                          Plantation, Florida 33324

                          ARTICLE VIII - INCORPORATION

      The name and address of the person signing these articles is:

Kenneth Wulwick
8781 Southwest 8th Street
Plantation, Florida 33324

                             ARTICLE IX - AMENDMENT

      This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

      IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 7th day of July, 1995.


                                                /s/ Kenneth Wulwick
                                                -------------------
                                                KENNETH WULWICK

STATE OF FLORIDA ) SS.
COUNTY OF BROWARD)

      The foregoing Articles of Incorporation were acknowledge before me this 7th day of July, 1995 by KENNETH WULWICK, who is personally known to me / or who has produced the foregoing identification [ILLEGIBLE] Drivers License 461 899 495 and who did / did not take an oath.


                                            /s/ Nancy L. Roberts
                                            --------------------
                                            NOTARY PUBLIC
                                            STATE OF FLORIDA
                                            Name:

My Commission expires:                      [NOTARY SEAL OF NANCY L. ROBERTS]

                   CERTIFICATE DESIGNATING PLACE OF BUSINESS
                     OR DOMICILE FOR THE SERVICE OF PROCESS
                      WITHIN THIS STATE, NAMING AGENT UPON
                           WHOM PROCESS MAY BE SERVED

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

      In pursuance with Chapter 48.091 of the Florida Statutes, the following is submitted in compliance with said Act:

      FIRST; That KENWICK, INC, desiring to organize under the laws of the State of Florida, with its registered office as indicated in the Articles of Incorporation, in the City of Fort Lauderdale, Broward County, State of Florida, has named HAROLD WEISSMAN, ESQUIRE, 1776 North Pine Island Road, Suite 118, Plantation, Florida as its registered agent to accept service of process within the State.

                                ACKNOWLEDGEMENT

      Having been named to accept service of process for the above stated Corporation, at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of said Act relative to keeping open said office.


                                                /s/ Harold Weissman
                                                -------------------
                                                HAROLD WEISSMAN
                                                REGISTERED AGENT